Exhibit 10.142

COGNOVIT PROMISSORY NOTE

$4,500,000.00	Columbus, Ohio
January 1, 2012

FOR VALUE RECEIVED the undersigned EAGLEWOOD PROPERTY HOLDINGS, LLC, a Georgia limited liability company, and EAGLEWOOD VILLAGE, LLC, a Georgia limited liability company, with a principal place of business as Two Buckhead Plaza, 3050 Peachtree Road NW, Suite 355, Atlanta, Georgia 30305 (collectively, the “Makers”), jointly and severally, promise to pay to EAGLEWOOD VILLA, LTD., an Ohio limited partnership (the “Lender”) or order, the principal sum of Four Million Five Hundred Thousand Dollars ($4,500,000.00), with interest from January 1, 2012 to February 29, 2012 at the rate of six and one-half percent (6½%) per annum, and interest from March 1, 2012 to April 30, 2012 at the rate of eight and one-half percent (8½%) per annum, and interest after May 1, 2012 at the rate of ten and one-half percent (10½%) per annum, both principal and interest payable in lawful money of the United States of America, to the Lender at 6880 Tussing Road, Reynoldsburg, Ohio 43068, or at such place as the legal holder hereof may designate in writing.  Interest payments shall be due and payable in consecutive monthly installments beginning on February 1, 2012 and continuing on the first day of each calendar month thereafter based on the amounts set forth on the amortization schedule attached as Exhibit A, attached hereto and made a part hereof by reference, with the balance of principal and accrued interest due at maturity.

All principal and interest due on this Note shall be payable on June 30, 2012.  This note may be prepaid in full or in part at any time without penalty or premium.

In the event of (a) default in payment of any installment of principal or interest hereof as the same becomes due and such default is not cured within five (5) days from the due date, or (b) default under the terms of any instrument securing this Note, and such default is not cured within five (5) days after written notice to Makers, then in either such event the holder may without further notice, declare the remainder of the principal sum, together with all interest accrued thereon, at once due and payable.  Failure to exercise this option shall not constitute a waiver of the right to exercise the same at any other time.  The unpaid principal of the Note or any part thereof, accrued interest and all other sums due under this Note shall bear interest at the rate of eighteen percent (18%) per annum after default until paid.

All parties to this Note, including Makers and any sureties, endorsers, or guarantors, hereby waive protest, presentment, notice of dishonor, and notice of acceleration of maturity and agree to continue to remain bound for the payment of principal, interest and all other sums due under this Note notwithstanding any change or changes by way of release, surrender, exchange, modification or substitution of any security for this Note or by way of any extension or extensions of time for the payment of principal and interest; and all such parties waive all and every kind of notice of such change or changes and agree that the same may be made without notice or consent of any of them.

Upon default, the holder of this Note may employ an attorney to enforce the holder’s rights and remedies and the Makers, principal, surety, guarantor and endorsers of this Note hereby agree to pay to the holder reasonable attorneys’ fees incurred not exceeding a sum equal to fifteen percent (15%) of the outstanding balance owing on said Note, plus all other reasonable expenses incurred by the holder in exercising any of the holder’s rights and remedies upon default.  The rights and remedies of the holder as provided in this Note and any instrument securing this Note shall be cumulative and may be pursued singly, successively, or together against the property described in the Pledge and Security Agreement of even date herewith issued by AdCare Property Holdings, LLC, an Ohio limited liability company, to Eaglewood Villa, Ltd., an Ohio limited partnership (the “Pledge Agreement”) or any other funds, property or security held by the holder for payment or security, in the sole discretion of the holder.  The failure to exercise any such right or remedy shall not be a waiver or release of such rights or remedies or the right to exercise any of them at another time.

This Note is to be governed and construed in accordance with the laws of the State of Ohio.  Makers agree that this Note shall be delivered to Lender or their counsel in Ohio, and the delivery of this Note, the Pledge Agreement, a Guaranty Agreement issued to Lender by Adcare Health Systems, Inc., an Ohio corporation, and Adcare Property Holdings, LLC, an Ohio limited liability company, and a Mortgage issued to Lender by Eaglewood Property Holdings, LLC, a Georgia limited liability company (collectively, the “Loan Documents”), the terms and conditions of the Loan Documents are incorporated herein by reference, shall constitute sufficient minimum contacts of Makers to the State of Ohio for the purpose of conferring jurisdiction upon the federal and state courts presiding in such state.  Makers hereby assent and submit to the personal jurisdiction of any such Ohio court in any action or proceeding involving this Note or the security for this Note.  Nothing herein shall affect the right of Lender to serve process in any manner permitted by law or shall limit the right of Lender to bring proceedings against such Makers or any of them in the courts of any other jurisdiction having jurisdiction, including any jurisdiction in which the security is located for purposes of exercising rights and remedies with respect to such security.

This Note is given in consideration for the purchase of certain assets and the assignment of certain assets of Lender as provided in the Purchase and Sale Agreement dated as of August 15, 2011, as amended, and is secured by a security interest in 100% of AdCare Property Holdings, LLC’s membership interest in each Maker pursuant to the Pledge Agreement, which security interest is a first lien upon said membership interests.

Makers, by this Note, waive the right to any jury trial in any action, proceeding or counterclaim arising under this Note or agreement or collateral securing this Note or in any way related or incidental to the dealings of the parties to this Note or any of them with respect to this Note or agreement or collateral securing this Note, in each case whether now existing or after the date of this Note arising and whether sounding in contract or tort or otherwise; and each Maker, by this Note, agrees and consents that any such action, proceeding or counterclaim must be decided by court trial without a jury and that any party to this Note may file an original counterpart or copy of this Section with any court as written evidence of the consent of the parties to this Note to the waiver of their right to trial by jury.

Each Maker hereby authorizes any attorney at law to appear for such Maker, in an action on this Note, at any time after the same becomes due, as herein provided, in any court of record in or of the State of Ohio, or elsewhere, to waive the issuing and service of process against such Maker and to confess judgment in favor of the holder of this Note against such Maker for the amount that may be due, with interest at the rate herein provided and costs of suit, and to waive and release all errors in said proceedings and judgment, and all petitions in error, and right of appeal from the judgment rendered.

COGNOVIT PROMISSORY NOTE

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL.  IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR, WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

IN TESTIMONY WHEREOF, the Makers have executed this instrument as of the day and year first above written.

Maker:		Maker:

EAGLEWOOD PROPERTY HOLDINGS, LLC,		EAGLEWOOD VILLAGE, LLC,
a Georgia limited liability company		a Georgia limited liability company

By:	/s/ Christopher F. Brogdon	By:	/s/ Christopher F. Brogdon
	Christopher F. Brogdon, Manager		Christopher F. Brogdon, Manager